EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2002 relating to the financial statements of Pharmos Corporation, which appears in Pharmos Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.


PricewaterhouseCoopers LLP
New York, New York
August 2, 2002